SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 21, 2003

Commission file number 1-11609

TOYS “R” US, INC.
  (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3260693 (IRS Employer Identification Number)

461 From Road Paramus, New Jersey (Address of principal executive offices)	07652 (Zip code)

(201) 262-7800
  (Registrant’s telephone number, including area code)

INDEX

PAGE

SIGNATURES............................................…...................................................................	3

EXHIBIT 99.1............................................…...................................................................	4

Item 9. Regulation FD Disclosure.

John H. Eyler, Chairman and Chief Executive Officer of Toys “R” Us, Inc., yesterday announced that Gregory R. Staley, President of Toys “R” Us U.S., is leaving the company.

A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 2003	TOYS "R" US, INC.
(Registrant)

/s/ Louis Lipschitz

Louis Lipschitz
Executive Vice President and
Chief Financial Officer

Exhibit 99.1

FROM:	Ursula H. Moran (201) 802-5444	Louis Lipschitz (201) 802-5548
	Investor Relations	Chief Financial Officer

FOR:	Toys "R" Us, Inc.	Rebecca Caruso (201) 599-8090
	(NYSE: TOY)	Media Relations
FOR IMMEDIATE RELEASE

GREG STALEY STEPPING DOWN AT TOYS “R” US

            Paramus, New Jersey (January 20, 2003) – Gregory R. Staley, President of Toys “R” Us U.S., is leaving the company, it was announced today by John H. Eyler, Chairman and Chief Executive Officer of Toys “R” Us, Inc.

            “Greg has made many contributions to the “R” Us organization over the past 13 years,” said Mr. Eyler.  “He was an important contributor to the company’s Mission Possible store concept and redesign, which was successfully completed in 2002, and provided important leadership in improving merchandising, service in our stores and value to our guests.  He was also an outstanding leader as President of our International division from 1995 to 2000.  I know that the Toys “R” Us family joins me in wishing him the best in his future endeavors.”

            Mr. Staley joined Toys “R” Us, Inc. in 1989 as Vice President, Divisional Merchandise Manager for the U.S. toy stores.  He later served as Senior Vice President, General Merchandise Manager for Toys “R” Us International before being promoted to President of that division in 1995.  Mr. Staley was named President of the U.S. toy stores in March 2000.

            Mr. Staley cited personal reasons for his decision.  A search is currently underway for his successor.  Until a candidate has been identified, the U.S. toy store division will report directly to Mr. Eyler.

            Toys “R” Us, one of the world’s leading retailers of toys, children’s apparel and baby products, currently sells merchandise through 1,601 stores worldwide:  686 toy stores in the United States; 543 international toy stores including licensed and franchised stores; 147 Kids “R” Us children’s clothing stores; 183 Babies “R” Us stores; 38 Imaginarium stores; and 4 Geoffrey stores, and through Internet sites at www.toysrus.com, www.babiesrus.com, www.imaginarium.com and www.giftsrus.com.